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                                                                     EXHIBIT 5.1

                                 WEED & CO. L.P.

              CAPITAL FORMATION - BUSINESS STRATEGY - LEGAL AFFAIRS

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
   (949) 475-7730



                                  July 21, 2000



Board of Directors
MediaX Corporation
3455 La Cienega Boulevard, Building C
Los Angeles, CA 90016

   Re:  Form SB-2

Greetings:

     I have acted as a legal counsel for MediaX Corporation a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form SB-2 (the "Registration Statement"), relating to the offer and sale of 2,926,584 shares of common stock, $.0001 par value (the "Common Stock").

     As counsel for the Company, I have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

     Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

     2. The Common Stock will, when sold, be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

                                          Very truly yours,


                                          /s/ RICHARD O. WEED
                                          --------------------------------------
                                              Richard O. Weed
                                              Managing Director/Special Projects